UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012

PremierWest Bancorp

(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-50332 (Commission File Number)	93 - 1282171 (IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report)

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2012, PremierWest Bancorp, an Oregon corporation (“PremierWest”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Starbuck Bancshares, Inc., a Minnesota corporation (“Starbuck”), and Pearl Merger Sub Corp., an Oregon corporation and a newly formed subsidiary of Starbuck (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, PremierWest will merge (the “Merger”) with and into Merger Sub, with Merger Sub as the surviving corporation. The parties contemplate in the Merger Agreement that immediately following the Merger, PremierWest Bank, a wholly owned subsidiary of PremierWest, will merge with and into AmericanWest Bank, a wholly owned subsidiary of Starbuck, with AmericanWest Bank as the surviving bank. The Board of Directors of each of PremierWest, Starbuck and Merger Sub adopted and approved the Merger Agreement and the transactions contemplated thereby.

At the effective time of the Merger, each outstanding share of PremierWest common stock will be converted into the right to receive $1.65 in cash, without interest, subject to deduction for any required withholding tax. In addition, Starbuck has offered to purchase, immediately prior to and contingent upon the occurrence of the closing of the Merger, the PremierWest preferred stock and warrant issued to the U.S. Department of the Treasury (“Treasury”) under the Capital Purchase Program for $41.40 million in cash (the “TARP Purchase”), which cash amount equals the full principal amount of Treasury's TARP investment in PremierWest. Treasury has indicated its willingness to agree to sell its PremierWest preferred stock and warrant for such consideration subject to the entry into definitive documentation acceptable to Treasury in its sole discretion.

PremierWest and Starbuck have made customary representations, warranties and covenants in the Merger Agreement including, among others, covenants to use reasonable best efforts to obtain any necessary regulatory approvals and to take such other actions that are necessary to consummate the Merger in the most expeditious manner practicable, and, for PremierWest:

•         to carry on its business in the ordinary course consistent with past practice during the interim period between the date of the Merger Agreement and the consummation of the Merger;

•         not to engage in certain kinds of transactions or take certain actions during this period without the prior written consent of Starbuck;

•         to convene and hold a meeting of its shareholders to obtain the requisite shareholder approval;

•         to recommend approval of the Merger Agreement to its shareholders and, subject to certain exceptions, not to withdraw or adversely modify such recommendation; and

•         not to solicit, initiate, endorse, encourage or facilitate any alternative proposal to acquire PremierWest.

Consummation of the Merger is subject to approval of PremierWest shareholders, the receipt of all regulatory approvals and consummation of the TARP Purchase, as well as other customary conditions including, among others, the absence of any injunction or other legal prohibition to the consummation of the Merger.

The Merger Agreement provides certain termination rights for both PremierWest and Starbuck, and further provides that upon termination of the Merger Agreement under certain circumstances, PremierWest may be obligated to pay Starbuck a termination fee of $1 million or $2.5 million, or Starbuck may be obligated to pay PremierWest a termination fee of $1 million.

Shareholders of PremierWest holding approximately 11% in the aggregate of the currently outstanding shares of PremierWest have agreed to vote in favor of the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of that agreement and were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties will not survive consummation of the Merger, and were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide information regarding the terms of the Merger Agreement, and not to provide any other factual information regarding the parties, their respective affiliates or their respective businesses.

Item 8.01 Other Events.

On October 30, 2012, PremierWest Bank issued a press release regarding the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit 2.1 – Agreement and Plan of Merger, dated October 29, 2012, by and among, PremierWest Bancorp, Starbuck Bancshares, Inc. and Pearl Merger Sub Corp. (the disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)
Exhibit 99.1 – Press Release, dated October 30, 2012

Additional Information about the Merger and Where to Find It

PremierWest intends to file a proxy statement with the U.S. Securities and Exchange Commission in connection with the Merger. Stockholders of PremierWest are urged to read the proxy statement when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about PremierWest and the Merger, when available, without charge, at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about PremierWest and the Merger can be obtained, when available, without charge, by directing a request to PremierWest, Attention: Investor Relations, 503 Airport Rd, Medford, OR 97501, by phone at (877) 489-2265, or on PremierWest’s Internet site at www.premierwestbank.com under the heading “About Us” and then under the heading “Investor Relations.” SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BEFORE VOTING ON THE TRANSACTION.

Participants in Solicitation

PremierWest and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from PremierWest stockholders in respect of the Merger. You can find information about PremierWest’s executive officers and directors in PremierWest’s definitive annual proxy statement filed with the U.S. Securities and Exchange Commission on April 9, 2012. You can obtain free copies of PremierWest’s annual proxy statement, and PremierWest’s proxy statement in connection with the Merger, when it becomes available, by contacting PremierWest’s investor relations department.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2012	PREMIERWEST BANCORP (Registrant) By: /s/ Douglas N. Biddle Douglas N. Biddle Executive Vice President / Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated October 29, 2012, by and among, PremierWest Bancorp, Starbuck Bancshares, Inc. and Pearl Merger Sub Corp. (the disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

99.1	Press Release, dated October 30, 2012